EXHIBIT 11 (a)

              AMERICAN MAIZE-PRODUCTS COMPANY AND ITS SUBSIDIARIES

                   CALCULATION OF PRIMARY EARNINGS PER SHARE
                                  (Unaudited)

                                                      Nine Months Ended               Three Months Ended
                                                         September 30,                   September 30,
                                                  --------------------------         ------------------------
                                                     1994             1993             1994            1993
                                                  ----------       ---------         ---------       --------
Weighted average number of common shares
 outstanding                                       10,239,182       9,437,663       10,251,325      10,210,919
                                                =============   =============    =============   =============
Income (loss) before extraordinary loss and
 cumulative effect of accounting changes        $  16,261,000   $  (3,159,000)   $   9,478,000   $   5,428,000
Extraordinary loss from early extinguishment
 of debt                                                  -        (2,862,000)             -               -
Cumulative effect of accounting changes                   -       (27,200,000)             -               -
                                                -------------   -------------    -------------   -------------
  Net income (loss)                             $  16,261,000   $ (33,221,000)   $   9,478,000   $   5,428,000
                                                =============   =============    =============   =============
Primary earnings per share:
 Income (loss) before extraordinary loss and
  cumulative effect of accounting changes       $        1.59   $        (.33)   $         .92   $         .53
 Extraordinary loss from early extinguishment
  of debt                                                 -              (.30)             -               -
 Cumulative effect of accounting changes                  -             (2.88)             -               -
                                                -------------   -------------    -------------   -------------
   Net income (loss)                            $        1.59   $       (3.51)   $         .92   $         .53
                                                =============   =============    =============   =============